EXHIBIT 10.12

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Amended & Restated 5% Senior Convertible Notes dated May 25, 2006 are substantially identical in all material respects except as to the noteholder and the principal amount.

Holder	Principal Amount
Connecticut Capital Associates, L.P.	$250,000
Woodrow Partners, Ltd.	$750,000
Manu Daftary	$500,000
Dolphin Offshore Partners, L.P.	$150,000
Kuekenhof Equity Fund, L.P.	$500,000
Tom Juda and Nancy Juda Living Trust	$500,000
Sanders Opportunity Fund, L.P.	$47,760
Sanders Opportunity Fund (Institutional), L.P.	$152,240

The text of the Amended & Restated 5% Senior Convertible Notes is incorporated by reference from Exhibit 10.1 to Nestor’s Current Report on Form 8-K filed May 26, 2006 (at Exhibit J thereto)